UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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JOHNSON & JOHNSON
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Commencing on April 19, 2011, Johnson & Johnson sent the following correspondence to certain of its institutional shareholders:

Johnson & Johnson
2011 Annual Meeting of Shareholders

Supplemental Information Regarding Item 3
Advisory Vote of Named Executive Officer Compensation

April 19, 2011

    The purpose of this correspondence is to draw your attention to certain areas of the Compensation Discussion and Analysis section (the “CD&A”) of the Company’s Notice and Proxy Statement, dated March 16, 2011, for the upcoming Annual Meeting of Shareholders on April 28, 2011 (the “2011 Proxy Statement”).  The Board has recommended that shareholders vote FOR approval of ITEM 3: ADVISORY VOTE OF NAMED EXECUTIVE OFFICER COMPENSATION for the upcoming Annual Meeting.

    As discussed on pages 21-22 and 37-38 in the CD&A of the 2011 Proxy Statement, the Company’s performance in 2010 was decidedly mixed, with a number of significant achievements that position the Company for growth—including recognized robust pipelines, growth in key markets, and penetration in emerging markets, but also a number of significant disappointments that impacted the Company’s reputation—most notably the well-publicized voluntary product recalls by the McNeil Consumer Healthcare business and the voluntary suspension of manufacturing at McNeil’s Fort Washington, Pennsylvania facility.  As a result, the Board faced a complex set of facts across the three business segments—Pharmaceuticals, Medical Devices and Diagnostics, and Consumer—when making decisions in January 2011 about the compensation for the Company’s executive officers for performance in 2010.  The Board lowered annual performance bonuses for 2010 in recognition of the mix of short-term performance successes and disappointments, while still providing competitive long-term incentives tied to the future growth of the Company in recognition of the Company’s strengthened positioning for the long-term.

    In light of the Company’s mixed performance in 2010, the Board exercised discretion and reduced the total planned compensation for the Company’s Chairman/CEO, Mr. Weldon, by 12% for 2010 from 2009.  In doing so, the Board significantly reduced Mr. Weldon’s bonus award for 2010 by 45% from 2009 (Mr. Weldon’s 2010 bonus award represented an award of 66% of what was originally targeted for him for 2010 at the beginning of the performance year) and slightly reduced all forms of Mr. Weldon’s long-term incentive compensation awards for 2010, including Stock Options, Restricted Share Units (“RSUs”) and Certificates of Long-term Performance (“CLPs”), from 2009.  The Board’s decisions on Mr. Weldon’s compensation for 2010 reflect the Company’s mixed performance, with short-term successes and disappointments, as well as continued strong positioning of the Company for long-term growth.

    The following table shows Mr. Weldon’s total planned compensation approved by the Board for performance in 2009 and 2010.

Performance Year	Salary ($)(1)	Annual Performance Bonus ($)	Options Granted (#)	Options Granted ($)(2)	RSUs Granted (#)	RSUs Granted ($)(3)	CLPs Granted (#)	CLPs Granted ($)(4)	Total Planned Compensation ($)
2010	$1,851,154	$1,976,000	560,691	$4,189,483	46,724	$2,608,694	1,357,855	$6,830,011	$17,455,342
2009	$1,802,500	$3,600,000	586,873	$4,713,177	48,906	$2,773,851	1,471,215	$6,899,998	$19,789,526

The Board believes its compensation decisions clearly demonstrate the link of CEO pay to Company performance year-to-year, as well as the significant proportion of CEO pay that is tied to the long-term performance of the Company.  Accordingly, the Board has recommended that shareholders vote FOR approval of ITEM 3: ADVISORY VOTE OF NAMED EXECUTIVE OFFICER COMPENSATION for the upcoming Annual Meeting.  We highly encourage shareholders to read the entire CD&A to be fully informed on this matter.

Endnotes to Table:

(1)	The amounts reported represent base salaries paid to Mr. Weldon for the fiscal year.

(2)
2010 Grants: Option exercise price was $62.20.  The grant date fair value as calculated under U.S. GAAP was $7.472 per option share.  The Black-Scholes option valuation model was used with the following assumptions: volatility of 18.27% based on a blended rate of four-year daily historical average volatility rate and a five-week average implied volatility rate based on at-the-money traded Johnson & Johnson stock options with a life of two years; dividend yield of 3.60%; risk-free interest rate of 2.42% based on a U.S. Treasury rate of six years; and a six-year option life.

2009 Grants: Option exercise price was $62.62. The grant date fair value as calculated under U.S. GAAP was $8.031 per option share.  The Black-Scholes option valuation model was used with the following assumptions: volatility of 17.43% based on a blended rate of four-year daily historical average volatility rate, and a five-week average implied volatility rate based on at-the-money traded Johnson & Johnson stock options with a life of two years; dividend yield of 3.30%; risk-free interest rate of 2.78% based on a U.S. Treasury rate of six years; and a six-year option life.

(3)
2010 Grants: The price used to determine the number of RSUs granted was $62.20, which was the average of the high and low prices of the Company’s Common Stock on the NYSE on the grant date.  The grant date fair value for the RSU awards as calculated under U.S. GAAP was $55.832 per RSU based on the average of the high and low prices of the Company’s Common Stock on the NYSE on the grant date and discounted by an expected dividend yield of 3.60% due to the lack of dividends paid on the RSUs prior to vesting.

2009 Grants: The price used to determine the number of RSUs granted was $62.62, which was the average of the high and low prices of the Company’s Common Stock on the NYSE on the grant date.  The grant date fair value for the RSU awards as calculated under U.S. GAAP was $56.718 per RSU based on the average of the high and low prices of the Company’s Common Stock on the NYSE on the grant date and discounted by an expected dividend yield of 3.30% due to the lack of dividends paid on the RSUs prior to vesting.

(4)
The defined CLP present value for purposes of determining the number of CLPs granted is the sum of the core CLP unit value on the date of grant and the estimated present value of the dividend equivalents to be paid over the 10-year CLP term.

2010 Grants: The defined present value per CLP was $5.03.  This consisted of the core CLP unit value of $4.26 and the estimated present value of the dividend equivalents of $0.77.  The estimated present value of the dividend equivalents was calculated assuming a dividend equivalent amount of $0.1444 per unit per year, and a 4.27% discount rate

2009 Grants: The defined present value per CLP was $4.69.  This consisted of the core CLP unit value of $3.99 and the estimated present value of the dividend equivalents of $0.70.  The estimated present value of the dividend equivalents was calculated assuming a dividend equivalent amount of $0.1354 per unit per year, and a 4.84% discount rate.

The calculation took into account that dividend equivalents are only paid on vested CLPs.